Exhibit 4.24

Portions of this exhibit have been omitted pursuant to Item 601 (b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

APPENDIX NO. 6

(To the Factory Lease Agreement No. 0111/2022/HDTNX/VES-VHIZ dated November 1, 2022)

This Appendix to the Agreement (hereinafter referred to as the “Appendix”) is entered into on June 30, 2024 by and between the following parties:

LESSOR: VINHOMES INDUSTRIAL ZONE INVESTMENT JOINT STOCK COMPANY

Head office address: No. 7 Bang Lang 1 Street, Vinhomes Riverside Urban Area, Viet Hung Ward, Long Bien District, Hanoi, Vietnam

Tax code: [***]

Representative: [***]

Position: [***]

(Under the Power of Attorney No. 003/2022/GUQ-TGĐ-KCNVH dated September 16, 2022)

Hereinafter referred to as “VHIZ”

LESSEE: VINEG GREEN ENERGY SOLUTIONS JOINT STOCK COMPANY

Head office address: Dinh Vu – Cat Hai Economic Zone, Cat Hai Island, Cat Hai Town, Cat Hai District, Hai Phong City, Vietnam

Enterprise registration number: [***]

Representative: [***]

Position: [***]

Hereinafter referred to as “VINEG”

VHIZ and VINEG are hereinafter collectively referred to as the “Parties” and individually as a “Party.”

WHEREAS:

-

On November 1, 2022, VHIZ and VINES entered into the Factory Lease Agreement No. 0111/2022/HDTNX/VES-VHIZ (hereinafter referred to as the “Agreement”), pursuant to which VINES leased the battery pack assembly workshop and part of the Ebus factory to implement the VinES battery research, testing and production project – Phase 1.

-

On May 20, 2024, the General Meeting of Shareholders of VINES issued Resolution No. 01/2024/NQ-ĐHĐCĐ-VINES approving the corporate demerger plan. Accordingly, VINES transferred a portion of the ordinary shares of its existing shareholders together with corresponding assets, rights and obligations to establish a new company named VINEG, without terminating the existence of VINES.

-	Pursuant to Article 199 of the Law on Enterprises 2020, VINEG shall automatically inherit all lawful rights, obligations and interests of VINES as allocated under the demerger resolution.
-	According to the above Resolution, VINES shall transfer all rights and obligations under the Agreement to VINEG, whereby VINEG shall inherit all rights and obligations of VINES under the Agreement.

Article 1. AGREEMENT OF THE PARTIES

The Parties agree that:

1.1	VINEG shall be the successor to all rights and obligations of VINES in relation to the Agreement.
1.2	Any reference to VINES under the Agreement shall be deemed a reference to VINEG.

Article 2. ADJUSTMENT OF LEASED AREA

No.	Item	Area
1	Current leased area (under Appendix 05 – Agreement No. 0111/2022/HĐTNX/VES-VHIZ)	38,156 m2
	Battery pack assembly shop	[***]
	Part of EBUS shop	[***]
2	Reduced leased area (detailed table attached)	5,135 m2
	Battery pack assembly shop	[***]
	Part of EBUS shop	[***]
	TOTAL = (1) – (2)	33,021 m2

Article 3. GENERAL PROVISIONS

3.1	Except for the contents agreed by the Parties in this Appendix, all other provisions of the Agreement shall remain unchanged and in full force and effect.
3.2	This Appendix is made in six (06) original copies in Vietnamese, effective from the date of signing, with three (03) copies retained by each Party.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Appendix on the date first written above.

For and on behalf of VHIZ	For and on behalf of VINEG

Signed and Sealed	Signed and Sealed
/s/[***]	/s/[***]
Title: [***]	Title: [***]

TABLE OF REDUCED AREA AT BATTERY PACK ASSEMBLY WORKSHOP

No.	Item	Unit	Area	Notes
I	Main factory area		***
1	Office area on 2nd floor level +4.500	m2	***
2	AHU floor area level +4.500	m2	***
II	Auxiliary facilities		***
1	Transformer station	m2
2	Internal works (inside building)	m2	***
III	Canopy roof area		***
1	Roof No. 1	m2	***
2	Roof No. 2	m2	***
3	Roof No. 3	m2	***
4	Roof No. 4	m2	***
5	Roof No. 5	m2	***
6	Roof No. 6	m2	***
7	Roof No. 7	m2	***
8	Roof No. 8	m2	***
9	Roof No. 9	m2	***
10	Roof No. 10	m2	***
11	Roof No. 11	m2	***
12	Roof No. 12	m2	***
13	Roof No. 13	m2	***
14	Roof No. 14	m2	***
15	Roof No. 15	m2	***
16	Roof No. 16	m2	***
17	Roof No. 17	m2	***
18	Roof No. 18	m2	***
19	Roof No. 19	m2	***
20	Roof No. 20	m2	***
21	Roof No. 21	m2	***
	TOTAL	m2	5,135 m2